UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
March 27, 2015
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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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COMMISSION FILE NUMBER0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)
600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(401) 828-4000
 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Astro-Med, Inc. (the “Company) approved a new Senior Executive Short-Term Incentive Plan (the “Plan”), which replaces the Management Bonus Plan for Group III (executive officers) and the Management Bonus Plan for Vice President – International Branches.  The Plan is effective as of February 1, 2015 (the “Effective Date”) and shall remain in effect until terminated by the Committee.

Eligibility.   Senior Executives as recommended by the Company’s Chief Executive Officer (“CEO”) and approved annually by the Committee may participate in the Plan for a fiscal year (“Plan Year”).  “Senior Executive” includes any individual identified as an “executive officer” in filings with the Securities and Exchange Commission and any vice president or director level manager of the Company.  As of the Plan’s Effective Date, Participants in the Plan include the Company’s CEO, Chief Financial Officer and eight other Senior Executives.

Performance Goals.  Awards are earned based on achieving or exceeding annual financial objectives, established annually by the Committee (“Performance Goals”).  The Committee has full discretion to establish the Performance Goals for a Plan Year; provided that, unless otherwise determined by the Committee for any Plan Year, the Performance Goals shall be (i) Consolidated Net Sales (“Revenue”), (ii) Consolidated Operating Income (“OpInc”) and (iii) Economic Value Added (i.e., Consolidated Net Operating Profit After Taxes – [Capital × Cost of Capital]) (“EVA”).

The Committee shall determine annually the percentage of the Target Award to be allocated to each Performance Goal (“Performance Goal Allocation Percentage”). Unless otherwise determined by the Committee for any Plan Year, the Performance Goal Allocation Percentages shall be as follows: Revenue (25%); OpInc (55%); and EVA (20%).

Award Opportunity.  Performance with respect to Performance Goals will be evaluated against target performance levels.  Each Participant will have a Target Award, expressed as a percentage of base salary (the “Target Award Percentage”), which the Committee shall established annually for each Participant and which may vary as to each Participant and from year to year for any Participant.  For example, if a Participant’s Target Award Percentage is 30% and the Participant’s base salary is $150,000, then the Participant’s “Target Award” would be equal to $45,000.

Performance with respect to each specific Performance Goal will be calculated independently to determine the amount of the award for such Performance Goal (each, an “Award Component”).  Each Award Component will be independently adjusted by an “Adjustment Factor,” determined as follows:

(i)If the actual performance exceeds the Performance Goal for the Plan Year, the Adjustment Factor for such Performance Goal will be 1 plus the percentage by which actual performance exceeds the Performance Goal.  For example, if actual performance exceeds the Performance Goal by 4%, the Adjustment Factor for that Award Component would be increased by 4% to 1.04.

(ii)If actual performance is less than the Performance Goal for the Plan Year, the Adjustment Factor shall be 1 minus 10 percentage points for each percentage point by which actual performance is less than the Performance Goal.  For example, if actual performance is 97% of the specific Performance Goal, then the Adjustment Factor for that Award Component would be reduced by 30% to 0.70.  No Award shall be paid with respect to a specific Performance Goal if the actual performance does not exceed 90% of such Performance Goal.   Thus, if actual performance does not exceed 90% of the Performance Goal, then the Award Component for that Performance Goal will be zero.

Each separate Award Component is determined using the following formula:

Award Component =	Target Award multiplied by the Performance Goal Allocation Percentage multiplied by the Performance Goal Adjustment Factor

For example, for the fiscal 2016 Plan Year, the Award Components will be calculated as follows:

Revenue Award = Target Award  ×  25%  ×  Revenue Adjustment Factor

OpInc Award = Target Award  ×  55%  ×  OpInc Adjustment Factor

EVA Award = Target Award  ×  20%  ×  EVA Adjustment Factor
The total Award under the Plan earned by any Participant with respect to any Plan Year shall be equal to the sum of the separate Award Components (i.e.,  Total Award  =  Revenue Award  +  OpInc Award  +  EVA Award).  A Participant’s Award is uncapped, except as provided below under “Award Limits.”

Award Limits.  Awards under the Plan are subject to the following limitations:

(i)            All combined annual Awards under the Plan cannot exceed 15% of the Company’s Consolidated Operating Income for the applicable Plan Year determined without deduction for the combined Awards under the Plan for such Plan Year.

(ii)            If the EVA Performance Goal is less than $1 million for any Plan Year, the maximum Award to a Participant for such Plan Year may not exceed two (2) times the Participant’s Target Award.

(iii)            The aggregate Awards earned must be fully accounted for when determining whether a Performance Goal based upon Operating Income has been achieved (i.e., adequate reserves for Awards must be provided in the Operating Income reported by the Company).

Award Bank and Award Payouts.  The amount of a Participant’s Award under the Plan will be credited to a book account maintained by the Company (the “Award Bank”).  The resultant balance in the Participant’s account after crediting the amount of Award for the Plan Year (the “Bank Balance”) will then be used to determine the Participant’s Payout Amount for the Plan Year.

The “Payout Amount” is equal to the sum of (i) the lesser of (A) the Participant’s actual Award for the Plan Year or (B) the Participant’s Target Award for the Plan Year plus (ii) 30% of the Participant’s Bank Balance (after deduction of the amount paid to the Participant under clause (i) hereof).  Thus, only 30% of the amount in excess of the Target Award will be paid out currently and 70% of such excess will be “banked” and paid out in subsequent years in accordance with the foregoing formula, provided the Participant remains employed with the Company.

For example, if a Participant’s Target Award for Year 1 is $45,000 but the actual Award is $55,000, then the Payout Amount for such year would be $48,000 ($45,000 + [30% × $10,000]) and the Bank Balance remaining after the payout would be $7,000.  If the Participant’s Target Award for Year 2 is $47,000 and the actual Award is $45,000, then the Payout Amount for such year would be $47,100 ($45,000 + [30% × $7,000]) and the Bank Balance remaining after the payout would be $4,900.

If a Participant’s employment with the Company is terminated for any reason other than death, disability or retirement, then the Participant will forfeit any interest in his Bank Balance.  A Participant’s Bank Balance shall vest in full and become immediately payable in the event of termination of a Participant’s employment with the Company due to the Participant’s death, disability or retirement.  A Participant’s Bank Balance shall also vest in full and become payable upon a change in control of the Company.

Administration.  The Plan shall be administered by the Committee.  The Committee has full and final authority, in each case subject to, and consistent with, the provisions of the Plan, to select Senior Executives to become Participants, grant Awards, determine the annual Performance Goals and Performance Goal Allocation Percentages, the Participants’ Target Award Percentages, and the amount and other terms and conditions of, and all other matters relating to, Awards, construe and interpret the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Any determination by the Committee will be final and binding on all Participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

DATE: April 2, 2015	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer